Exhibit 10.22

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ***.

A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Supplemental Agreement (I) to Naquhua Business Cooperation Agreement

Contract No.:

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd.

Legal Representative: Chen Bingqing

Registered Address: Room 309-B, No. 89 East Yunling Road, Putuo District, Shanghai

Contact Person: Cai Shujun

Telephone: ***********

Party B: Xi’an Quxie Financial Services Co., Ltd.

Registered Address: A2402-40, Tower B, Kairui Tower, Mingguang Road, Economic and Technological Development Zone, Xi’an

Contact Person: Ceng Xinyuan

Telephone: ***********

WHEREAS: Party A and Party B entered into the Naquhua Business Cooperation Agreement on December 25, 2017 (the “Master Agreement”), prescribing that both Parties cooperate with each other to carry out the “Naquhua” business. NOW THEREFORE, on the basis of voluntariness, equality and mutual benefits, and upon sufficient negotiation between Party A and Party B, both Parties hereby reach the following supplemental agreement (this “Agreement”) based on the Master Agreement:

1.              Unless otherwise prescribed by this Agreement, terms of this Agreement shall have the same meaning given to such terms in the Master Agreement. Terms that have not been defined or prescribed in this Agreement and the Master Agreement shall be interpreted in accordance with the relevant laws, regulations and the industry practice.

2.              Both Parties agree to amend Sections 7.1, 7.2 and 7.3 of Chapter 7 prescribed under the Master Agreement into the following provisions:

Section 7.1 of the Master Agreement shall be amended as: “When the User recommended by Party B to Party A activates and uses for the first time Naquhua business for payment and if Party B provides Party A with the credit support with respect to such User, in such case, Party A shall pay Party B the Technical Service Fee at the standard of RMB ***/person.”

Section 7.2 of the Master Agreement shall be amended as: “With respect to the relevant technical services for the repayment interface provided by Party B to the applicant, Party A shall pay Party B Technical Service Fee at the agreed rate of *** % by taking the User’s amount of each repayment (i.e. the total amount repaid by the User, including but not limited to the expenditure principal and interest thereon, service fee and default interest, or overdue penalties and other expenses) as the base”

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

The Technical Service Fee prescribed in Sections 7.1 and 7.2 shall not be offset by each other and shall be cumulatively calculated, and the basis of settlement shall be subject to the data confirmed by both Parties at the time of checking account pursuant to Section 7.4 of the Master Agreement.

Section 7.3 of the Master Agreement shall be amended as: “Communication Fee: the Communication Fee incurred in the process of cooperation under this Agreement shall be solely borne by Party A. The Communication Fee means, in the process of cooperation, the cost incurred by the fact that Party A with respect to the technical service provided by it to any User, and by the facility provider with respect to the facility service provided by it to the User, connects automatically or entrusts any other third party in the process of its liaison with the User through the transferring call system provided by Party B or Party B’s affiliates. Such Communication Fee shall be calculated in the following formula: if Party A and/or the facility provider themselves/itself or entrust(s) any other third party using Party B’s IVR voice interface to dial at the time of using the transferring call system, RMB*** shall be charged per minute, and the bill for the Communication Fee (including the list of dialing details) shall be provided by Party B to Party A for each natural month, and such fees shall be paid by Party A to Party B on the basis of each natural month after both Parties check accounts without errors pursuant to Section 7.4 of the Master Agreement.”

3.              The charging standard prescribed under this Agreement shall be implemented from 00:00 on February 6, 2018, and the fees involved in the loan already incurred prior to the implementation date shall still be calculated and paid pursuant to Sections 7.1, 7.2 and 7.3 of the Master Agreement.

4.              This Agreement is prepared on the basis of execution of the Master Agreement by both Parties, shall be as a supplementary agreement thereof, and shall bear the same legal effect as the Master Agreement. Except for the Sections amended expressly in this Agreement, other provisions of the Master Agreement shall continue to be in full force and effect. In the event of any discrepancy between this Agreement and the Master Agreement, this Agreement shall prevail.

5.              This Agreement shall become effective upon being affixed with the company chop or contract chop by both Parties and be terminated when the Master Agreement terminates. Both Parties agree that the termination of the Master Agreement and this Agreement shall not affect rights and obligations already incurred during the valid period of the agreements, and both Parties shall still perform the corresponding obligations and liabilities with respect to the business already incurred pursuant to the Master Agreement and this Agreement, as well as settle the corresponding expenses.

6.              This Agreement shall be executed by both Parties in two (2) copies, each holding one (1) copy. Each copy bears the same legal effect.

—the following is intentionally left blank and the signature page is attached below—

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(This is the signature page of Supplemental Agreement (I) to Naquhua Business Cooperation Agreement Between Anquying (Shanghai) Investment Consulting Co., Ltd.and Xi’an Quxie Financial Services Co., Ltd.)

Party A: Anquying (Shanghai) Investment Consulting Co., Ltd. (seal)

February 2, 2018

/s/Anquying (Shanghai) Investment Consulting Co., Ltd.

Party B: Xi’an Quxie Financial Services Co., Ltd. (seal)

February 5, 2018

/s/Xi’an Quxie Financial Services Co., Ltd.